Exhibit 10.16

Note Purchase Agreement Addendum on Initial Closing Date

Pursuant to Section 1(g) of the Note Purchase Agreement (the “Agreement”) between the Goldrich Mining Company, an Alaska corporation (the “Company”), and Gold Rich Asia Investment Limited, a Hong Kong limited company (the “Lender”) dated January 24, 2014, the Company and the Lender hereby agree that the Closing Date for the initial funding of Loan 1 in the amount of $300,000 as set forth on Schedule II to the Note Purchase Agreement shall be January 29, 2014 (“Closing Date”) or as soon thereafter as the funds for Loan 1 are actually received by the Company in full.

In relation thereto, the undersigned, the chief executive officer of the Company, having made reasonable inquiries to establish the accuracy of the statements below and having been authorized by the Company to execute this addendum on behalf of the Company, hereby certifies in his capacity as Chief Executive Officer of the Company and on its behalf and without any personal liability, as follows:

1.

As of the date of this Certificate, the representations and warranties of the Company contained in Section 3 of the Note Purchase Agreement are true and correct with the same effect as though such representations and warranties had been made on and as of the date of Closing Date.

2.

Except as waived by the Lender in writing, the Company has performed and complied with all agreements, obligations and conditions contained in the Note Purchase Agreement that are required to be performed or complied with by it on or before the Closing Date.

Pursuant to Section 17 of the Agreement and Section 6 of the Senior Unsecured Promissory Note (the “Note”), both Goldrich and the Lender hereby agree that Schedule II to the Agreement and Schedule A to the Note are each hereby amended and replaced in their entirety with Schedule II attached hereto and that for all purposes of determining future funding dates for Loans 2-6 and each Closing Date in the Agreement and the Note Schedule II as attached hereto shall govern.

The undersigned has executed this Addendum as of January 29, 2014.

GOLDRICH MINING COMPANY By:
Name: William V. Schara
Title: Chief Executive Officer

Acknowledged and agreed to as of January 29, 2014:

LENDER

By:_________________

Name: Bipin A. Patel

Title: Director

Schedule II

Loan Schedule

LOANS

Loan Number	Date of Loan:	Amount of Loan:	Pro Rata Warrants
1	January 29, 2014	$300,000	1,575,000
2	On February 28, 2014 (or such earlier date as the Purchaser and the Company may agree)	$200,000	1,050,000
3	March 30, 2014 (or such earlier date as the Purchaser and the Company may agree)	$300,000	1,575,000
4	April 29, 2014 (or such earlier date as the Purchaser and the Company may agree)	$200,000	1,050,000
5	On June 30, 2014 (or such earlier date as the Purchaser and the Company may agree)	$500,000	2,625,000
6	On September 30, 2014 (or such earlier date as the Purchaser and the Company may agree)	$500,000	2,625,000
TOTAL		$2,000,000	10,500,000